EXHIBIT 10.16

                      LETTER OF CREDIT WIND-DOWN AGREEMENT


        LETTER OF CREDIT WIND-DOWN AGREEMENT dated as of November 28, 1995 between READING & BATES CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company") and INTERNATIONALE NEDERLANDEN BANK, N.V. ("ING").

        ING has issued for account of the Company and certain of its subsidiaries standby letters of credit, including the letters of credit listed on Schedule 1 hereto (the "ING Letters of Credit"). The ING Letters of Credit were issued or otherwise maintained under the Amended and Restated Credit Facility Agreement dated as of April 27, 1995, as amended, among, inter alia, ING and the Company (the "Existing Agreement").

        Because it is not practicable on the date hereof to terminate the extensions of credit from ING to the Company represented by the ING Letters of Credit, the Company has arranged for Christiania Bank og Kreditkasse, New York Branch, to issue to ING on the date hereof a letter of credit (the "CBK Letter of Credit") permitting ING to draw thereunder the amounts drawn under the ING Letters of Credit, accrued fees on the ING Letters of Credit and interest, if any, accrued on unpaid reimbursement obligations owing by the Company to ING in connection therewith. The Company has prepaid to ING all fees on the ING Letters of Credit calculated as if each ING Letter of Credit will remain undrawn until its stated expiration date.

        It is the intention of the Company and ING that the ING Letters of Credit be terminated as promptly as practicable.

        Accordingly, the parties hereto hereby agree as follows:

        Section 1.   ING Letters of Credit.   The Company will use  its best
  efforts to cause the ING Letters of Credit to be surrendered to ING for cancellation as promptly as practicable.

        Section 2. Reduction of CBK Letter of Credit. From time to time after the surrender to ING for cancellation of an ING Letter of Credit or the passing of the final expiration date of an ING Letter of Credit, ING will, upon the request of the Company with five Business Days' (as defined in Section 6(a) hereof) prior notice, agree to an amendment to the CBK Letter of Credit to permit a reduction in the face amount thereof in an amount not exceeding 101% of the face amount of such ING Letter of Credit remaining available to be drawn at the time of such surrender or immediately prior to such expiration, as the case may be.

        Section  3.    Termination  of  CBK  Letter of  Credit.    After the
  surrender to ING for cancellation, and/or the passing of the final expiration dates, of all ING Letters of Credit, ING will, upon the request of the Company with five Business Days' (as defined in Section 6(a) hereof) prior notice, surrender the CBK Letter of Credit to the Company for cancellation.

        Section 4. Refund of Letter of Credit Fees. On the last Business Day (as defined in Section 6(a) hereof) in each calendar quarter, ING will refund to the Company (to the extent not theretofore refunded) an amount equal to the fees prepaid by the Company on the date hereof in respect of each ING Letter of Credit to the extent that, as at such Business Day, ING determines that (by reason of a drawing under such ING Letter of Credit or the early termination thereof) such fee exceeds the amount to which ING would have been entitled had the face amount of such ING Letter of Credit that is available and undrawn on the date hereof remained available until the stated expiration date of such ING Letter of Credit.

        Section 5.  Reimbursement Obligations.

        Section 6.  Miscellaneous.

        (a) As used herein, the term "Business Day" means any day on which commercial banks are not authorized or required to close in New York City.

        (b) Notices by the Company to ING hereunder shall be in writing and telecopied, mailed or delivered to ING at:

                    Internationale Nederlanden Bank, N.V.
                    De Amsterdamse Poort
                    P.O. Box 23432
                    1100 DX Amsterdam-Zuidoost
                    The Netherlands

       All notices shall be effective upon receipt.

       (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                READING & BATES CORPORATION


                                By:
                                     Title:

                                INTERNATIONALE NEDERLANDEN BANK, N.V.


                                By:
                                     Title: